                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                                           Jurisdiction                  % of
                                                                                of                   Voting Stock
                                                                          Incorporation             or Partnership
                                                                                or                  Interest Owned
                            Name of Subsidiary                             Organization                by Company
                            ------------------                             ------------              ------------
 Bisbee Cable TV, Inc.   . . . . . . . . . . . . . . . . . . . . . .      Arizona                        100%

 Bowater Mersey Paper Company Limited  . . . . . . . . . . . . . . .      Nova Scotia                     49%

 Capitol Fiber, Inc.   . . . . . . . . . . . . . . . . . . . . . . .      Maryland                        80%

 Coast TV Cable, Inc.  . . . . . . . . . . . . . . . . . . . . . . .      Mississippi                    100%

 Coastal Bend Cablevision Corp.  . . . . . . . . . . . . . . . . . .      Texas                          100%

 Digital Ink Co.   . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware                       100%

 The Gazette Newspapers, Inc.  . . . . . . . . . . . . . . . . . . .      Maryland                       100%

 I.H.T. Corporation  . . . . . . . . . . . . . . . . . . . . . . . .      Delaware                        50%

        International Herald Tribune S.A. .  . . . . . . . . . . . .      France                      33-1/3%

 International Hearld Tribune S.A.   . . . . . . . . . . . . . . . .      France                      33-1/3%

 Legi-Slate, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .      Delaware                       100%

 Los Angeles Times-Washington Post News
     Service, Inc.   . . . . . . . . . . . . . . . . . . . . . . . .      D.C.                            50%

 Marks Cablevision of Green, Incorporated  . . . . . . . . . . . . .      Ohio                           100%

 Newsprint, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . .      Virginia                       100%

      Bear Island Paper Company    . . . . . . . . . . . . . . . . .      Virginia                        35% (a)

      Bear Island Timberlands Company    . . . . . . . . . . . . . .      Virginia                        35% (a)

 Newsweek, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .      New York                       100%

         Newsweek Services, Inc.  .  . . . . . . . . . . . . . . . .      Delaware                       100%

         Newsweek Services (Canada), Inc.    . . . . . . . . . . . .      Delaware                       100%

 Omnicom Cablevision of Illinois, Inc.   . . . . . . . . . . . . . .      Illinois                       100%

 Post-Newsweek Cable, Inc.   . . . . . . . . . . . . . . . . . . . .      Delaware                       100%

 Post-Newsweek Cable of California, Inc.   . . . . . . . . . . . . .      California                     100%

 Post-Newsweek Cable of Indiana, Inc.  . . . . . . . . . . . . . . .      Indiana                        100%

 Post-Newsweek Cable of North Dakota, Inc.   . . . . . . . . . . . .      Delaware                       100%

 Post-Newsweek Cable of Oklahoma, Inc.   . . . . . . . . . . . . . .      Oklahoma                       100%

 Post-Newsweek Pacific Cable, Inc.   . . . . . . . . . . . . . . . .      California                     100%

-----------------

         (a) Limited partnership interest.

                          SUBSIDIARIES OF THE COMPANY
                                  (Continued)

                                                                           Jurisdiction                  % of
                                                                                of                   Voting Stock
                                                                          Incorporation             or Partnership
                                                                                or                  Interest Owned
                            Name of Subsidiary                             Organization                by Company
                            ------------------                             ------------              ------------
 Post-Newsweek Stations, Inc.  . . . . . . . . . . . . . . . . . . .      Delaware                       100%

         Post-Newsweek Stations, Connecticut, Inc.   . . . . . . . .      Delaware                       100%

         Post-Newsweek Stations, Florida, Inc.   . . . . . . . . . .      Florida                        100%

         Post-Newsweek Stations, Houston, Inc.   . . . . . . . . . .      Delaware                       100%

         Post-Newsweek Stations, Michigan, Inc.    . . . . . . . . .      Delaware                       100%

                  Pro Am Sports System, Inc.   . . . . . . . . . . .      Delaware                       100%

         Post-Newsweek Stations, San Antonio, Inc.   . . . . . . . .      Delaware                       100%

Robinson Terminal Warehouse Corporation    . . . . . . . . . . . . .      Delaware                       100%

Sandoval County Cable Television Company   . . . . . . . . . . . . .      New Mexico                     100%

Stanley H. Kaplan Educational Center Ltd.    . . . . . . . . . . . .      Delaware                       100%

         Stanley H. Kaplan Educational Center of
             Canada Ltd.   . . . . . . . . . . . . . . . . . . . . .      Ontario                        100%

         Stanley H. Kaplan Educational Center of
             Puerto Rico, Inc.   . . . . . . . . . . . . . . . . . .      Puerto Rico                    100%

The Daily Herald Company   . . . . . . . . . . . . . . . . . . . . .      Washington                     100%

WPC Telecommunications, Inc.   . . . . . . . . . . . . . . . . . . .      Delaware                       100%

Moffet, Larson & Johnson, Inc.     . . . . . . . . . . . . . . . . .      Delaware                        71%


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         As permitted by Item 601(b)(22) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as that term is defined in Rule 1-02(v) of Regulation S-X.